Exhibit 10.17
ASSIGNMENT AND ASSUMPTION
OF PARTNERSHIP INTEREST SALE/PURCHASE OPTION AGREEMENT
(CLASS C INTERESTS)
SALE/PURCHASE OPTION AGREEMENT (this “Assignment”) is dated as of May 27, 2005 (the “Effective Date”), between WESTAT, INC., a Delaware corporation (the “Assignor”) as assignor, and ASSET CAPITAL CORPORATION, L.L.C. a Delaware limited liability company (the “Assignee”), as assignee.
RECITALS
A.     Assignor and Norman M. Tayler (the “Seller”) are partners in Plaza 270 Associates Limited Partnership, a Maryland limited partnership (the “Partnership”).
B.     Assignor and Seller entered into that certain Partnership Interest Sale/Purchase Option Agreement dated December 31, 2001, as amended by that certain First Amendment to Partnership Interest Sale/Purchase Option Agreement dated May 27, 2005 (together the “Option Agreement”), regarding the purchase and sale of Seller’s Class C limited partnership interests in the Partnership.
C.     Assignor has agreed to assign and transfer its interest under the Option Agreement to Assignee, and Assignee has agreed to accept the aforesaid interest in the Option Agreement, on the terms and conditions set forth below.
AGREEMENT
NOW THEREFORE, in consideration of the foregoing, of the mutual covenant and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     Assignment. Assignor hereby assigns, transfers and conveys to Assignee its right title and interest under the Option Agreement.
     Acceptance of Assignment and Assumption. Assignee hereby accepts the assignment of Assignor’s right, title and interest under the Option Agreement and assumes and agrees to be bound by each of the obligations of Assignor under the Option Agreement from and after the Effective Date. Notwithstanding the foregoing. each of Assignor and Assignee shall have the right to terminate this Agreement if MONY Life lnsurance Company (''MONY’’) does not consent to the admission of Assignee and/or its permitted assigns to the Partnership, or if Assignee and/or its permitted assigns does not execute and deliver all documents and agreements required by MONY as a condition precedent to MONY’s granting consent to the admission of Assignee (and/or its permitted assigns) to the Partnership. Assignee, for itself and its permitted assigns, agrees to execute and deliver all documents and agreements reasonably required by MONY as a condition precedent to MONY’s granting consent to the admission of Assignee (and/or its permitted assigns) to the Partnership.
     Representations and Warranties. Assignor represents and warrants that as of the Effective Date: (i) Assignor’s right, title and interest in the Option Agreement are free and clear of all liens, claims and encumbrances, (ii) Assignor has the power and authority to transfer to Assignee all of its right, title and interest in the Option Agreement, provided that it is understood and agreed that MONY’s consent is required to consummate this transaction, (iii) each of the representations and warranties of Assignor in the Option Agreement remain true and correct in all material respects, (iv) Assignor has performed and completed in all material respects with all agreements, obligations and conditions required by the Option Agreement to be performed or complied with by it on or prior to the Effective Date, and (v) there are no defaults by any party or events which have occurred which, with the giving of notice or passage of time, or both, would constitute a default by any party under the Option Agreement.
     Amendment of Limited Partnership Agreement. Assignor and Assignee hereby agree that at such time as Assignee (or its permitted successors and assigns) purchases the Seller’s interests in the Partnership pursuant to the Option Agreement: (i) Assignor shall admit Assignee (or its permitted successors and assigns) as a limited partner and Assignee’s (or its permitted successors’ and assigns’) affiliate as the general partner of the Partnership; (ii) Assignor and Assignee will enter into a First Amendment to the ‘Third Amended and Restated Limited Partnership Agreement in the form attached hereto as Exhibit A and made a part hereof; and (iii) Assignor and Assignee (or its permitted successors and assigns) will enter into a Sale/Purchase Option Agreement in the form attached hereto as Exhibit B.
     Assignment. Assignee intends to assign all of its right, title and interest under the Option Agreement to Asset Capital Partners, L.P., a Delaware Limited partnership (“ACP”), contemporaneously with an offering of stock of Asset Capital Corporation, Inc. Assignor and Seller hereby consent to such assignment.
     Condition to Closing. It is a condition to Assignee’s obligation to proceed to closing under the Option Agreement that Seller executes and delivers the Assignment and Assumption of Partnership Interests in the form attached hereto as Exhibit C, and that the representations and warranties of Seller thereunder be true and correct.
     Further Assurances. The parties hereto agree to take such further actions and to execute and deliver such further documents, agreements and instruments as may be necessary or appropriate to carry out the purposes of this Assignment.
     Governing Law. This Assignment shall be governed by, and construed in accordance with, the laws of the State of Maryland.
     Counterparts. This Assignment may be executed in multiple counterparts, all of which taken together shall constitute one and the same original.
     Recitals. The recitals to this Assignment are hereby incorporated herein and by this reference, made a pan hereof.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first above written.

WITNESS:	ASSIGNOR:

WESTAT, INC., a Delaware corporation

By: /s/ Joseph Hunt SEAL)
Name: Joseph Hunt,
Title: President

WITNESS:	ASSIGNEE:

ASSET CAPITAL CORPORATION, L.L.C., a Delaware limited liability company

By: /s/ William LeBlanc (SEAL)
Name: William LeBlanc
Title: Member/Principal

SELLER:

The undersigned execute this Assignment and Assumption solely for the purpose of authorizing consenting to the assignment pursuant to paragraph 5.

/s/ Norman Tayler
Norman M. Tayler